Exhibit 99.1

                         NATIONAL HOME HEALTH CARE CORP.
                       ANNOUNCES OPERATING RESULTS FOR THE
                   THREE AND SIX MONTHS ENDED JANUARY 31, 2004


Scarsdale, New York, March 16, 2004, National Home Health Care Corp. (National
Market: NHHC), a provider of home health care and staffing services in the Northeast, today reported results for the quarter and six months ended January 31, 2004.

Revenue for the quarter ended January 31, 2004 was $22,869,000, a decrease of 7% over $24,643,000 for the quarter ended January 31, 2003. Net income for the quarter ended January 31, 2004 was $1,133,000, or $.20 per diluted share, compared to a net income of $1,474,000, or $.26 per diluted share, for the quarter ended January 31, 2003.

Revenue for the six months ended January 31, 2004 was $47,283,000, a decrease of 1% over $47,582,000 for the six months ended January 31, 2003. Net income for the six months ended January 31, 2004 was $2,288,000, or $.40 per diluted share, compared to a net income of $2,948,000, or $.51 per diluted share, for the six months ended January 31, 2003.

The decrease in revenue was primarily attributable to the significant reduction in Medicaid reimbursement rates for certain nursing visits in Connecticut that was effective May 1, 2003. The decrease in net income was in large part attributable to the reduction in the Medicaid reimbursement rates, increases in direct payments to caregivers and increased worker compensation costs.

Certain matters set forth in this release are forward-looking statements that are dependent on certain risks and uncertainties, including but not limited to risks and uncertainties relating to whether the Company can identify, consummate and integrate on favorable terms acquisitions or market penetrations; market acceptance; pricing and demand for the Company's services; changing regulatory environment; changing economic conditions; whether the Company can attract and retain qualified personnel; ability to manage the Company's growth; and other risks detailed in the Company's filings with the Securities and Exchange Commission.

CONTACT: Steven Fialkow, President and Chief Executive Officer or Robert P. Heller, Chief Financial Officer (914) 722-9000.

STATEMENT OF OPERATIONS DATA:


                                        THREE MONTHS ENDED          SIX MONTHS ENDED
                                            JANUARY 31,               JANUARY 31,
                                    -------------------------   -------------------------
                                        2004          2003         2004           2003
                                    -----------   -----------   -----------   -----------
Revenues                            $22,869,000   $24,643,000   $47,283,000   $47,582,000

Operating expenses                   21,074,000    22,139,000    43,612,000    42,672,000

Income from operations                1,795,000     2,504,000     3,671,000     4,910,000

Other income:
   Interest                              31,000        35,000        56,000        90,000

Income before taxes                   1,826,000     2,539,000     3,727,000     5,000,000

Provision for income taxes              693,000     1,065,000     1,439,000     2,052,000

Net income                            1,133,000     1,474,000     2,288,000     2,948,000

Earnings per share - diluted              $0.20         $0.26         $0.40         $0.51

Weighted average shares - diluted     5,699,764     5,767,091     5,686,809     5,772,217


BALANCE SHEET DATA:

                                    JANUARY 31,
                            -------------------------
                                2004          2003
                            -----------   -----------

Cash and cash equivalents   $15,180,000   $12,568,000

Total current assets         36,304,000    31,669,000

Total assets                 50,347,000    45,003,000

Total current liabilities     4,196,000     3,507,000

Non-current liabilities            --            --

Stockholders' equity         46,151,000    41,496,000